                                                          Exhibit 4.5
                                    CYGNUS, INC.


                                         TO


              STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,

                                     AS TRUSTEE


                                    ____________



                            FIRST SUPPLEMENTAL INDENTURE

                            Dated as of February 3, 1998



                                    ____________


                                    $43,000,000

                 4% Senior Subordinated Convertible Notes due 2005

                                    ____________


               Supplemental to Indenture Dated as of February 3, 1998

                                    CYGNUS, INC.
                                         TO
                        STATE STREET BANK AND TRUST COMPANY
                          OF CALIFORNIA, N.A., AS TRUSTEE
                            FIRST SUPPLEMENTAL INDENTURE
                  4% Senior Subordinated Convertible Notes due 2005
                                  TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE ONE
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE TWO
FORM OF NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     Section 2.01.  Form of Notes. . . . . . . . . . . . . . . . . . . . . . .11
     Section 2.02.  Form of Face of Notes. . . . . . . . . . . . . . . . . . .11
     Section 2.03.  Form of Reverse of Notes . . . . . . . . . . . . . . . . .13
     Section 2.04.  Form of Conversion Notice. . . . . . . . . . . . . . . . .17

ARTICLE THREE
THE NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

     Section 3.01.  Establishment of Series; Amount. . . . . . . . . . . . . .20
     Section 3.02.  Issuance of Common Stock in Lieu of Cash Interest. . . . .20

ARTICLE FOUR
REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

     Section 4.01.  Events of Default. . . . . . . . . . . . . . . . . . . . .22
     Section 4.02.  Amounts Payable. . . . . . . . . . . . . . . . . . . . . .23

ARTICLE FIVE
COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

     Section 5.01.  Transactions with Affiliates . . . . . . . . . . . . . . .23
     Section 5.02.  Reserved and Authorized Shares . . . . . . . . . . . . . .24
     Section 5.03.  Tender Offers. . . . . . . . . . . . . . . . . . . . . . .24
     Section 5.04.  Limitation on Indebtedness . . . . . . . . . . . . . . . .24
     Section 5.05.  Certain Payments . . . . . . . . . . . . . . . . . . . . .24
     Section 5.06.  Limitation on Certain Repurchases. . . . . . . . . . . . .24

ARTICLE SIX
REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

     Section 6.01.  Limitation on Shares Issuable on Conversion; Mandatory
                    Redemption . . . . . . . . . . . . . . . . . . . . . . . .25
     Section 6.02.  Form of Company Inconvertibility Notice. . . . . . . . . .27
     Section 6.03.  Form of Holder Inconvertibility Notice.. . . . . . . . . .28
     Section 6.04.  Form of Redemption Election. . . . . . . . . . . . . . . .29
     Section 6.05.  Redemption Based on Trading Above Maximum Conversion
                    Price  . . . . . . . . . . . . . . . . . . . . . . . . . .30
     Section 6.06.  Form of Redemption Notice. . . . . . . . . . . . . . . . .31
     Section 6.07.  Redemption Based on Minimum Conversion Price . . . . . . .32
     Section 6.08.  Form of Minimum Conversion Price Redemption Notice . . . .33
     Section 6.09.  Other Redemption or Prepayment; Absence of Sinking Fund. .34
     Section 6.10.  Original Indenture . . . . . . . . . . . . . . . . . . . .34


                               i.

ARTICLE SEVEN
REPURCHASE UPON A REPURCHASE EVENT . . . . . . . . . . . . . . . . . . . . . .34

     Section 7.01.  Repurchase Right . . . . . . . . . . . . . . . . . . . . .34
     Section 7.02.  Notices; Method of Exercising Repurchase Rights, Etc.. . .34
     Section 7.03.  Other. . . . . . . . . . . . . . . . . . . . . . . . . . .35
     Section 7.04.  Form of Company Notice . . . . . . . . . . . . . . . . . .35
     Section 7.05.  Form of Holder Notice. . . . . . . . . . . . . . . . . . .37

ARTICLE EIGHT
CONVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

     Section 8.01.  Conversion Right . . . . . . . . . . . . . . . . . . . . .38
     Section 8.02.  Authorization of Shares. . . . . . . . . . . . . . . . . .38
     Section 8.03.  Method of Conversion . . . . . . . . . . . . . . . . . . .39
     Section 8.04.  Limitation on Conversions. . . . . . . . . . . . . . . . .43
     Section 8.05.  Original Indenture . . . . . . . . . . . . . . . . . . . .43

ARTICLE NINE
SUNDRY PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

     Section 9.01.  Representations, Warranties and Covenants of the
                    Company. . . . . . . . . . . . . . . . . . . . . . . . . .43
     Section 9.02.  Trustee Not Responsible for Recitals . . . . . . . . . . .43
     Section 9.03.  Effect of Headings and Table of Contents . . . . . . . . .44
     Section 9.04.  Successors and Assigns . . . . . . . . . . . . . . . . . .44
     Section 9.05.  Separability Clause. . . . . . . . . . . . . . . . . . . .44
     Section 9.06.  Benefits of Supplemental Indenture . . . . . . . . . . . .44
     Section 9.07.  Governing Law. . . . . . . . . . . . . . . . . . . . . . .44
     Section 9.08.  Counterparts . . . . . . . . . . . . . . . . . . . . . . .44
     Section 9.09.  Enforceable Obligation . . . . . . . . . . . . . . . . . .44
     Section 9.10.  Certain Amounts. . . . . . . . . . . . . . . . . . . . . .45
     Section 9.11.  Amendments . . . . . . . . . . . . . . . . . . . . . . . .45
     Section 9.12.  Transfers of Notes . . . . . . . . . . . . . . . . . . . .45
     Section 9.13.  Reference to and Effect on Original Indenture. . . . . . .45
     Section 9.14.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .45
     Section 9.15.  Certain Adjustments. . . . . . . . . . . . . . . . . . . .46
     Section 9.16.  Defeasance . . . . . . . . . . . . . . . . . . . . . . . .48
     Section 9.17.  Subordination. . . . . . . . . . . . . . . . . . . . . . .48


                               ii.

                                  CYGNUS, INC.
                                       TO
                      STATE STREET BANK AND TRUST COMPANY
                        OF CALIFORNIA, N.A., AS TRUSTEE
                          FIRST SUPPLEMENTAL INDENTURE
               4% Senior Subordinated Convertible Notes due 2005


          FIRST SUPPLEMENTAL INDENTURE, dated as of February 3, 1998, between CYGNUS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive office at 400 Penobscot Drive, Redwood City, California 94063-4719, and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Original Indenture mentioned below (herein called the "Trustee").

                             RECITALS OF THE COMPANY

          The Company and the Trustee have heretofore entered into an Indenture, dated as of February 3, 1998 (hereinafter called the "Original Indenture") to provide, among other things, for the issuance from time to time of Securities, unlimited as to principal amount, all as provided in the Original Indenture.

          The Securities authorized hereby are the first series of Securities to be authorized under the Original Indenture.

          Section 901 of the Original Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time or from time to time, may enter into one or more indentures supplemental to the Original Indenture, in form satisfactory to the Trustee, for the purpose of, among other things, establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

          The Company desires to issue from time to time its 4% Senior Subordinated Convertible Notes due 2005, and to add to the provisions of the Original Indenture certain provisions with respect to such Notes.

          The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture.

          All things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all


                                      1.

Holders of the Notes, without preference, priority or distinction of any of the Notes over any of the others by reason of priority in time of issuance or otherwise, except as otherwise provided in the Original Indenture or this Supplemental Indenture, as follows:

                                 ARTICLE ONE

                                  DEFINITIONS

          SECTION 1.01. DEFINITIONS. (a) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

          (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) terms used herein in capitalized form and defined in the Original Indenture and not otherwise defined herein shall have the respective meanings specified in the Original Indenture;

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture;

          (4) the terms defined in the first paragraph of the Recitals of the Company herein shall have the meanings specified therein;

          (5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; and

          (6) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceleration Premium" means 10%.

          "Aggregated Person" means any person whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

          "AMEX" means the American Stock Exchange, Inc.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York, San Francisco, California, and the city in which the Corporate Trust Office is located are authorized or required by law or executive order to remain closed.


                                      2.

          "Cash and Cash Equivalent Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with generally accepted accounting principles, and means, without duplication, the sum of (1) the cash accrued by such Person and its subsidiaries on a consolidated basis on such date and available for use by such Person and its subsidiaries on such date and (2) all assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with generally accepted accounting principles, be classified as cash or cash equivalents.

          "Common Stock" shall mean the Common Stock, $.001 par value, of the Company, together with the related Preferred Stock Purchase Rights (until such time as such rights are no longer applicable or the Rights Agreement is terminated) or similar rights of the Company applicable to the Common Stock generally, or any shares of capital stock and the related rights into which such class of stock or such rights shall be changed or reclassified after the Issuance Date.

          "Company Notice" means a Company Notice in the form set forth in
Section 7.04 of this Supplemental Indenture.

          "Computed Price" means, for any date, the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending one Trading Day prior to such date.

          "Conversion Agent" means ChaseMellon Shareholder Services, L.L.C., and its successor or such other person who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Company to act as conversion agent for the Notes in accordance with the Original Indenture, this Supplemental Indenture and the Conversion Agent Agreement and the name, address and telephone number of whom shall have been given to the Holders and the Trustee by notice from the Company.

          "Conversion Agent Agreement" means the Conversion Agent Agreement by and among the Company, the Conversion Agent and the Trustee for the benefit of the Holders of the Notes.

          "Conversion Notice" means a Notice of Conversion of 4% Senior Subordinated Convertible Note due 2005 substantially in the form set forth in
Section 2.04 of this Supplemental Indenture, properly completed and duly executed by a Holder of Notes or such Holder's attorney-in-fact.

          "Conversion Price" means, for any date, the arithmetic average of the lowest daily per share Trading Price on the two Trading Days on which the two lowest daily per share Trading Prices occur during the applicable Measurement Period for such date ; PROVIDED, HOWEVER, that in no event shall the Conversion Price for any date be less than the Minimum Conversion Price applicable to such date or more than the Maximum Conversion Price applicable to such date regardless of the Conversion Price otherwise determined in accordance herewith; PROVIDED FURTHER, HOWEVER, that in the case of any Conversion Date on or after February 1, 2000, the Conversion Price shall be the greater of (x) $150.00 and (y) an amount equal to 150% of the arithmetic average of the Market Price of the Common Stock for the period of 20 consecutive Trading Days ending one


                                      3.

Trading Day prior to February 1, 2000.

          "Default Interest" means interest at the Default Rate on any amount payable under a Note which is not paid when due.

          "Default Rate" means a rate per annum equal to the Prime Rate plus
2.5 percent (or such lesser rate equal to the highest rate permitted by applicable law).

          "Event of Default" shall have the meaning provided in Article Four.

          "First Supplemental Indenture" or "this Supplemental Indenture" means this instrument as originally executed or, if amended pursuant to the applicable provisions of the Original Indenture, as amended or supplemented.

          "Holder Notice" means a Holder Notice in the form set forth in
Section 7.05 of this Supplemental Indenture.

          "Inconvertibility Conversion Price" means, for any date, the Conversion Price which would be in effect on such date if no Trading Prices on the two Trading Days otherwise used for computing the Conversion Price for such date were so used and instead the lowest per share daily Trading Price on the two other Trading Days during the applicable Measurement Period for such date on which the third and fourth lowest per share daily Trading Prices occur were used in computing the Conversion Price for such date.

          "Inconvertibility Day" means any Trading Day on which (x) the Company would not have been required to convert in accordance with Section
8.01 of this Supplemental Indenture any portion of any Note as a consequence of the limitations set forth in Section 6.01(a) of this Supplemental Indenture had the Holder of such Note converted such Note in full on such Trading Day, determined at both the Conversion Price applicable on such Trading Day and the Inconvertibility Conversion Price applicable on such Trading Day (and, in the case of each of such determinations, without regard to (i) the limitation, if any, on beneficial ownership by such Holder contained in Section 8.01 of this Supplemental Indenture and (ii) whether such Note is, by its terms, convertible on such Trading Day) or (y) on which the Company does not have reserved from its authorized and unissued shares of Common Stock for purposes of conversion of the Notes the number of shares so required to be reserved pursuant to Section 5.02 of the Supplemental Indenture.

          "Inconvertibility Notice" means a notice from the Company to a Holder of Notes in the form set forth in Section 6.02 of this Supplemental Indenture or a notice from a Holder of Notes to the Company in the form set forth in Section 6.03 of this Supplemental Indenture.

          "Inconvertible Portion" means the greater of (1) the portion of a Note (which, if applicable, shall be all of such Note) as shall not, on the Trading Day immediately preceding the applicable Share Limitation Redemption Date, be convertible into shares of Common Stock by reason of the limitations set forth in Section 8.01(a) of this Supplemental Indenture (determined without regard to the limitation, if any, on beneficial ownership contained in Section 8.01(a) of this Supplemental Indenture and without regard to whether such Note is, at such time, convertible in accordance with its terms), or (2) the portion of a Note (which, if applicable, shall be all of such


                                      4.

Note) as shall not, on the Trading Day immediately preceding the applicable Share Limitation Redemption Date, be convertible into shares of Common Stock.

          "Indebtedness" as used in reference to any Person means all indebtedness of such person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with generally accepted accounting principles and shall include all such indebtedness guaranteed in any manner by such person or in effect guaranteed by such person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such person, although such person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such person.

          "Issuance Date" means the first date of issuance of any Notes.

          "Lock-up Period" means a period which commences on the date specified in a notice given by the Company as provided in Section 8.04 of this Supplemental Indenture (which date shall be not more than ten or less than five Trading Days subsequent to the date such notice is given) and ends on the earlier of (1) the date which is 29 days after the date such period commences and (2) the date the underwriters for the offering by reason of which the Company has exercised its rights under Section 8.04 of this Supplemental Indenture determine to break the underwriting syndicate for such offering.

          "Majority Holders" means at any time the holders of Notes which, based on the original principal amount thereof, represent a majority of the original aggregate principal amount of the Notes, whether or not outstanding at such time.

          "Market Price" of any security on any date shall mean the last reported sale price (regular way) of such security on such date on Nasdaq or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P..

          "Maximum Conversion Price" means, for any date, the price set forth below with respect to such date:

                                                               Maximum
     Date                                                  Conversion Price
     ----                                                  ----------------

     Issuance Date through the date which is 120 days
     after the Issuance Date                                     $22.50

     121st through 360th day after the Issuance Date             $25.00

     On and after the 361st day after the Issuance Date          $28.50


; PROVIDED, HOWEVER, that the prices set forth in this definition shall be subject to equitable adjustment as provided in Section 9.15(a) of this Supplemental Indenture.


                                      5.

          "Maximum Share Amount" means 3,854,763 shares, such amount to be subject to equitable adjustment from time to time as provided in Section 9.15(b) of this Supplemental Indenture.

          "Measurement Period" means, (1) with respect to any date during the period commencing on the Issuance Date and ending on the date which is 120 days after the Issuance Date, the period of nine consecutive Trading Days ending one Trading Day prior to such date; (2) with respect to any date during the period commencing on the date which is 121 days after the Issuance Date and ending on the date which is 360 days after the Issuance Date, the period of 13 consecutive Trading Days ending one Trading Day prior to such date; and (3) with respect to any date on or after the date which is 361 days after the Issuance Date, the period of 15 consecutive Trading Days ending one Trading Day prior to such date; PROVIDED, HOWEVER, that, if on any Trading Day during a Measurement Period determined in accordance with the preceding clauses (1) through (3) there shall be no reported sale price (regular way) of the Common Stock, then such Measurement Period shall be extended by one Trading Day for each such Trading Day on which there shall be no such reported sale price.

          "Minimum Conversion Price" means, for any date, the price, if any, set forth below with respect to such date:

                                                                 Minimum
     Date                                                   Conversion Price
     ----                                                   ----------------
     Issuance Date through the date which is 120 days
     after the Issuance Date                                      $20.00

     121st through 360th day after the Issuance Date              $13.00

     On and after the 361st day after the Issuance Date            none


; PROVIDED, HOWEVER, that the prices set forth in this provision shall be subject to equitable adjustment as provided in Section 9.15(a) of this Supplemental Indenture.

          "Minimum Conversion Price Redemption Date" means the date which is six Trading Days after a Minimum Conversion Price Redemption Notice is given by the Company.

          "Minimum Conversion Price Redemption Notice" means a Minimum Conversion Price Redemption Notice in the form set forth in Section 6.08 of this Supplemental Indenture which shall be deemed given on any date if given prior to 8:30 a.m., New York City time, on such date.

          "Minimum Conversion Price Redemption Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (A) the principal amount of a Note to be redeemed on the Minimum Conversion Price Redemption Date TIMES (B) 110%, PLUS (2) accrued and unpaid interest on such principal amount to the Minimum Conversion Price Redemption Date PLUS (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in the Notes to the Minimum Conversion Price Redemption Date.


                                      6.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq" means the Nasdaq National Market.

          "Net Cash and Cash Equivalent Balances" of any Person on any date means the consolidated Cash and Cash Equivalent Balances of such Person and its subsidiaries LESS the sum of (1) the amount of any outstanding Indebtedness of such Person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or on such date actually restricts the use of, the consolidated Cash and Cash Equivalent Balances of such Person and its subsidiaries PLUS (2) the maximum amount which is not outstanding and which may be borrowed pursuant to any revolving credit facility or any commitment to lend of or to such Person or any of its subsidiaries which at the time it becomes outstanding will be secured in whole or in part by, or will so restrict, Cash and Cash Equivalent Balances.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Note Purchase Agreements" shall mean the several Note Purchase Agreements, dated as of February 3, 1998, by and between the Company and the original Holders of the Notes.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President or the Chief Financial Officer of the Company.

          "Payment Shares" shall mean the shares of Common Stock issued or to be issued by the Company in payment of interest on the Notes in accordance with Section 3.02 of this Supplemental Indenture.

          "Permitted Indebtedness" means

          (1) Indebtedness which is outstanding and which would be reflected on consolidated balance sheet of the Company as of the Issuance Date prepared in accordance with generally accepted accounting principles;

          (2) Indebtedness owed to any bank or any non-bank Affiliate of a bank, which Affiliate is engaged in the financing business;

          (3) Indebtedness under any lease lines or other lease financing or conditional sale arrangement;

          (4) Indebtedness representing any financing of the purchase or improvement of any real property or equipment or interest in real property or equipment;

          (5) Indebtedness which is subordinated to the Notes on terms no more favorable to the holder of such subordinated debt than those on which the Notes are subordinated to Senior Debt;


                                      7.

          (6) Indebtedness which the Board of Directors determines, as set forth in a Board Resolution, is necessary or appropriate to finance the costs of manufacturing, marketing or commercialization of the Company's products;

          (7) Obligations of the Company or its Subsidiaries with respect to letters of credit, banker's acceptances and similar facilities (including reimbursement obligations);

          (8) Obligations of the Company or its Subsidiaries with respect to interest rate, and currency swaps, caps, floors, collars, forward contracts and other hedging instruments;

          (9) Obligations with respect to the deferred purchase price of property and services (including trade payables); and

          (10) Obligations of the nature listed in (1) to (9) above of another Person which are guaranteed by or otherwise a contingent obligation of the Company and the Subsidiaries.

          "Permitted Transferee" means, with respect to any Note issued in definitive form to any Person other than the Depository, any Person who is
(A) a Holder (provided that such Holder is an authorized Holder pursuant hereto), (B) an Affiliate of any such Holder, and (C) any Person who has the same principal investment adviser as, or whose principal investment adviser is an Affiliate of the principal investment adviser to, any such Holder or any Person identified in the preceding clauses (A) through (B), and in any such case to whom Notes are being transferred which have a principal amount equal to at least 20% of the principal amount of the Notes outstanding on the date of such transfer, but in no event less than $1,500,000 (or equal to such lesser principal amount of the Notes held by the transferring Holder at the time of such transfer).

          "Preferred Stock Purchase Rights" means the Preferred Stock Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Company with respect to the Common Stock).

          "Prime Rate" means the rate per annum publicly announced by Silicon Valley Bank from time to time as its prime rate (which shall not necessarily be the lowest rate of interest offered by such bank for loans to its customers) with each change therein to be effective hereunder at the time of announcement of such change by such bank.

          "Quarterly Cash Requirements" on any date means the consolidated net cash used in operating activities of the Company and the Subsidiaries for the most recent fiscal quarter for which, at such date, the Company has published a consolidated statement of cash flows, prepared in accordance with generally accepted accounting principles, as shown on such statement.

          "Redemption Date" means the date on which the Company is required to redeem the Notes in accordance with the exercise of its right to do so as provided in Section 6.05 of this Supplemental Indenture.

          "Redemption Election" means (1) a notice by a Holder of Notes to the Company substantially in the form set forth in Section 6.04 of this Supplemental Indenture or (2) a notice by a Holder of Notes to the Company included in the form of Inconvertibility Notice set forth in Section


                                      8.

6.03 of this Supplemental Indenture.

          "Redemption Election Period" means, with respect to a particular Inconvertibility Day, the period of ten Business Days after the later of (x) the date an Inconvertibility Notice with respect to such Inconvertibility Day is given or (y) the date such Inconvertibility Notice was required to have been given by the Company.

          "Redemption-Free Conversion Amount" means, with respect to any Note, in the case of any redemption of Notes pursuant to Section 6.07, a portion of the principal amount of such Note equal to 20% of the principal amount of such Note outstanding at the close of business on the date immediately preceding the date on which the Company gives the Minimum Conversion Price Redemption Notice with respect to such redemption and the accrued and unpaid interest thereon, including Default Interest.

          "Redemption Notice" means a Redemption Notice in the form set forth in Section 6.06 of this Supplemental Indenture.

          "Redemption Price" means, with respect to each Note, an amount equal to the sum of (1) the outstanding principal amount of such Note on the Redemption Date PLUS (2) accrued and unpaid interest on such Note to the Redemption Date PLUS (3) accrued and unpaid Default Interest on the amount referred to in the immediately preceding clause (2) to the Redemption Date.

          "Repurchase Event" means the occurrence of any one or more of the following events:

          (a) For any period of seven consecutive Trading Days following the date hereof there shall be no reported sale price of the Common Stock on any of Nasdaq, the NYSE or the AMEX;

          (b) Any consolidation or merger of the Company or any Subsidiary of the Company with or into another entity or other business combination transaction involving the Company or any Subsidiary (other than a merger or consolidation of a Subsidiary into the Company or a wholly owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not, immediately following such transaction, collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation, merger or other business combination transaction (or at least 51% of the outstanding voting securities of the Company in the case of any such consolidation, merger or transaction in which a Subsidiary is a merging or consolidating entity and the Company is not a merging or consolidating entity); or the sale of all or substantially all of the assets of the Company and the Subsidiaries;

          (c) The adoption of any amendment to the Company's Certificate of Incorporation (other than any certificate designating a series of preferred stock of the Company) which materially and adversely affects the rights of the Holders of the Notes in respect of its interest in the Common Stock in a different and more adverse manner than it affects the rights of holders of Common Stock generally or the taking of any other action which materially and adversely affects the rights of the Holders of the Notes; or


                                      9.

          (d) The occurrence of any Event of Default specified in Article Four of this Supplemental Indenture if an Event of Default is continuing on the date a Holder Notice is given.

          "Repurchase Percentage" means 110%.

          "Repurchase Price" means an amount equal to the sum of (1) the product obtained by multiplying (A) the outstanding principal amount of the Note to be repurchased pursuant to Article Seven of this Supplemental Indenture TIMES
(B) the Repurchase Percentage, PLUS (2) accrued and unpaid interest on such principal amount to the date of such repurchase PLUS (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in the Notes to the date of repurchase.

          "Rights Agreement" means the Rights Agreement, dated as of September 21, 1993, by and between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent, as amended.

          "SEC" means the Securities and Exchange Commission.

          "Share Limitation Redemption Date" means a date on which the Company is required to redeem all or any portion of any Note as provided in Section 6.01.

          "Share Limitation Redemption Percentage" means 110%.

          "Share Limitation Redemption Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (A) the principal amount of a Note to be redeemed on a particular Share Limitation Redemption Date TIMES (B) the Share Limitation Redemption Percentage, PLUS (2) accrued and unpaid interest on such principal amount to such Share Limitation Redemption Date PLUS
(3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in the Notes to such Share Limitation Redemption Date.

          "Shares" means the shares of Common Stock issuable upon conversion of the Note and the Payment Shares.

          "Stock Payment Option" means the option of the Company to make a payment of interest on the Notes wholly or partly in shares of Common Stock as provided in 3.02.

          "Stockholder Approval" means the approval of the issuance by the Company of Common Stock on conversion of the Note as and to the extent required under Rule 4460(i) of Nasdaq (or any successor, replacement or other similar provision applicable to the Company).

          "Tender Offer" means a tender offer or exchange offer.

          "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market on which the Common Stock is listed for trading is open for general trading of securities, other than any day on which general trading of securities on such exchange or market is curtailed or suspended based on fluctuations in

                                      10.

stock market averages or stock market indices.

          "Trading Price" on any date means the lowest per share sale price (regular way) for the Common Stock on such date (and, in the case of the use of the term Trading Price to determine the Conversion Price in connection with any conversion of a Note by the Holder thereof, in a trade in which neither such Holder nor any of its Affiliates is a buyer or a seller), on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock or (b) Nasdaq, in either case as reported by Bloomberg, L.P. (subject during any Measurement Period to equitable adjustment from time to time as provided in Section 9.15(a) of this Supplemental Indenture for events occurring or for which "ex-" trading commences during such Measurement Period).

          "Tranche 1 Note" means any Note which, at the time of its authentication by the Trustee, bears a notation that such Note is a Tranche 1 Note as provided in Sections 2.01 and 8.01 of this Supplemental Indenture.

          "Tranche 2 Note" means any Note which, at the time of its authentication by the Trustee, bears a notation that such Note is a Tranche 2 Note as provided in Sections 2.01 and 8.01 of this Supplemental Indenture.

          "Transaction Documents" means this Supplemental Indenture, the Notes, the Note Purchase Agreements, the Conversion Agent Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

     (e) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of the Original Indenture, this Supplemental Indenture and the Notes.


                                    ARTICLE TWO

                                   FORM OF NOTES

          SECTION 2.01. FORM OF NOTES. The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture and this Supplemental Indenture, and may have such other letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution thereof. Upon original issuance of Notes, Notes having a principal amount equal to one-half of the principal amount issued to each Holder shall be designated as Tranche 1 Notes and Notes having a principal amount equal to one-half of the principal amount issued to each Holder shall be designated as Tranche 2 Notes in order to give effect to the limitations in Section 8.01 hereof regarding the earliest date on which Notes are convertible in accordance therewith.

          SECTION 2.02.  FORM OF FACE OF NOTES.

                                      11.

                                    CYGNUS, INC.

No.                                                              $
   ---------------                                                ------------
Tranche No.                                   Maximum Share Amount
           --------------                                         ------------

          Cygnus, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Original Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________ , or registered assigns, the principal sum of ________________ Dollars (or such lesser principal amount of this Note as is outstanding on the date of payment) on February 1, 2005, and to pay interest thereon from February 3, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on December 15 in each year, commencing December 15, 1998, and at the Maturity of this Note, at the rate of 4% per annum, until the principal hereof is paid or made available for payment, provided that any installment of interest, which is overdue shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus 2.5% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Supplemental Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture and the Supplemental Indenture.

          Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the city in which the Corporate Trust Office is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company and subject to the provisions of this Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; PROVIDED FURTHER, HOWEVER, that cash payments shall be made by wire transfer of immediately available funds to such account within the United States of America as the Holder may from time to time designate by notice to the Company in accordance with the Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                      12.

          The obligations of the Company under this Note are subordinated on the terms set forth in the Original Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Original Indenture or the Supplemental Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
      ------------------
                                        CYGNUS, INC.



                                       By:
                                           -------------------------------
                                         Title:
                                                --------------------------
Attest:
       -----------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST OF CALIFORNIA, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Original Indenture.


                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A., as Trustee



                                       By:
                                           ---------------------------
                                           Authorized Officer

Date of Authentication: February 3, 1998

          SECTION 2.03. FORM OF REVERSE OF NOTES. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Original Indenture, dated as of February 3, 1998 (herein called the "Original Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Original Indenture) and the Supplemental Indenture, dated as of February 3, 1998, between the Company and the Trustee (herein called the "Supplemental Indenture," which term shall have the meaning assigned to it in

                                      13.

such instrument), and reference is hereby made to the Original Indenture, the Supplemental Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $43,000,000 (except as otherwise provided in the Original Indenture and the Supplemental Indenture).

          The Securities of this series are subject to redemption in whole or in part on one occasion upon not less than 25 Trading Days' notice by telephone line facsimile transmission to the Holder at such telephone line facsimile transmission number as shall have been provided by the Holder to the Company for such purpose (or, if no such telephone line facsimile transmission number shall have been so provided by the Holder, by first class mail or such other means permitted by the Supplemental Indenture), at any time on or after February 1, 1999 at a Redemption Price equal to 100% of the outstanding principal amount PLUS accrued and unpaid interest to the Redemption Date if the Market Price of the Common Stock for any period of 20 consecutive Trading Days ending on or after February 1, 1999 is at least equal to 150% of the Maximum Conversion Price in effect at such time, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Original Indenture and the Supplemental Indenture.

          The Securities of this series are subject to redemption on six Trading Days' notice by telephone line facsimile transmission to the Holder at such telephone line facsimile transmission number as shall have been provided by the Holder to the Company for such purpose (or, if no such telephone line facsimile transmission number shall have been so provided by the Holder, by first class mail or such other means permitted by the Supplemental Indenture), at any time on or after February 1, 1999 (subject to extension of such date as provided in the Supplemental Indenture) at the Minimum Conversion Price Redemption Price equal to 110% of the sum of the outstanding principal amount PLUS accrued and unpaid interest to the Minimum Conversion Price Redemption Date (plus any Default Interest on the accrued and unpaid interest) if the Market Price on any date on or after February 1, 1999 is less than $12.50 (subject to equitable adjustment from time to time as provided in Section 9.15(a) of the Supplemental Indenture) per share of Common Stock, but interest installments whose Stated Maturity is on or prior to such Minimum Conversion Price Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Original Indenture and the Supplemental Indenture. Notwithstanding any such notice of redemption, the Holder shall be entitled to convert an amount of principal of this Security, up to the Redemption-Free Conversion Amount, PLUS accrued interest thereon, at any time on or prior to the Minimum Conversion Price Redemption Date for such redemption.

          The Securities of this series are subject to redemption on three Trading Days' notice by telephone line facsimile transmission to the Holder at such telephone line facsimile transmission number as shall have been provided by the Holder to the Company for such purpose (or, if no such telephone line facsimile transmission number shall have been so provided by the Holder, by first class mail), at any time on or after February 1, 2000 at 100% of the principal amount outstanding plus accrued and unpaid interest to the date for redemption specified by the Company in its notice of such redemption (plus any Default Interest).

                                      14.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Original Indenture and the Supplemental Indenture contain provisions for defeasance at any time of certain restrictive covenants, Events of Default or other circumstances with respect to this Security upon compliance with certain conditions set forth in the Original Indenture and the Supplemental Indenture.

          Subject to the provisions of the Original Indenture, the Holder of this Security is entitled, at its option, (1) if this is a Security of Tranche 1 of this series, at any time on or before the close of business on January 31, 2005 and (2) if this is a Security of Tranche 2 of this series, at any time on or after the close of business on May 1, 1998 and before the close of business on January 31, 2005 (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the first Business Day preceding the date fixed for redemption as provided in the Original Indenture and the Supplemental Indenture unless the Company defaults in making the payment due upon redemption), to convert the principal amount of this Security (or any portion hereof which is at least equal to $25,000 (or such lesser outstanding amount of this Security)) plus an amount equal to accrued and unpaid interest on this Security to the date of conversion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the Conversion
Price for each share of Common Stock in effect at the date of conversion determined as provided in the Original Indenture or the Supplemental Indenture, upon the delivery of the conversion notice hereon duly executed, to the Company at the designated office or agency of the Company in the city in which the Corporate Trust Office is located or the city in which the office of the Conversion Agent is located. Upon such conversion, no adjustment is to be made for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest or may round up the number of shares of Common Stock issued on conversion as provided in the Original Indenture and the Supplemental Indenture. The Conversion Price is subject to adjustment as provided in the Original Indenture and the Supplemental Indenture. In addition, the
Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company or certain share exchanges involving the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, on the basis provided in the Indenture. In the event of conversion of this Security in part only, if the Holder elects to surrender this security in connection therewith, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and premium on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Original Indenture.

                                      15.

          The Original Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Original Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Original Indenture and the Supplemental Indenture and certain past defaults under the Original Indenture and the Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Original Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Original Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Original Indenture or the Supplemental Indenture and no provision of this Security or of the Original Indenture or the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Original Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. THE HOLDER IS SUBJECT TO RESTRICTIONS ON TRANSFER OF THIS SECURITY PURSUANT TO THE SUPPLEMENTAL INDENTURE AND THE APPLICABLE NOTE PURCHASE AGREEMENT.

          The Securities of this series are issuable only in registered form without coupons.

                                      16.

As provided in the Original Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Supplemental Indenture shall have the meanings assigned to them in the Supplemental Indenture.

          SECTION 2.04.  FORM OF CONVERSION NOTICE.

                              NOTICE OF CONVERSION OF
                  4% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2005
                                  OF CYGNUS, INC.

To:  Chase Mellon Shareholder Services L.L.C.,
        as Conversion Agent
     235 Montgomery Street, 23rd Floor
     San Francisco, CA 94104

     Attention: Mr. Asa Drew

     Facsimile No.:  (415) 989-5241

          and

     State Street Bank and Trust Company of California, N.A.,
        as Trustee
     725 South Figueroa Street, Suite 3100
     Los Angeles, CA 90017

     Attention: Mr. Scott Emmons

     Facsimile No.:  (213) 362-7357



          (1) Pursuant to the terms of the 4% Senior Subordinated Convertible Note due 2005 (the "Note"), held by the undersigned (the "Holder"), the Holder hereby elects to convert $ ___________ of the Note, equal to the sum of $___________ principal amount of the Note PLUS

                                      17.

$___________ of accrued and unpaid interest on such principal amount PLUS $__________ of Default Interest on such interest into shares of Common Stock of Cygnus, Inc., a Delaware corporation (the "Company"), at a Conversion Price per share equal to $___________ . Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.

          (2) The number of shares of Common Stock issuable upon the conversion of the Note to which this Notice relates is ________________.

          (3) (a) If the conversion of the Note by this Notice is based on the Trading Prices during a Measurement Period, set forth below or on a schedule which accompanies this Notice are the Trading Prices during the Measurement Period applicable to this Notice and an indication of the two Trading Prices used to determine the Conversion Price set forth above.

                   Date               Trading Price
                   ----               -------------

     1.                  ,         $
       -----------------  -----     -----------------
     2.                  ,         $
       -----------------  -----     -----------------
     3.                  ,         $
       -----------------  -----     -----------------
     4.                  ,         $
       -----------------  -----     -----------------
     5.                  ,         $
       -----------------  -----     -----------------
     6.                  ,         $
       -----------------  -----     -----------------
     7.                  ,         $
       -----------------  -----     -----------------
     8.                  ,         $
       -----------------  -----     -----------------
     9.                  ,         $
       -----------------  -----     -----------------
     10.                 ,         $
       -----------------  -----     -----------------
     11.                 ,         $
       -----------------  -----     -----------------
     12.                 ,         $
       -----------------  -----     -----------------
     13.                 ,         $
       -----------------  -----     -----------------
     14.                 ,         $
       -----------------  -----     -----------------
     15.                 ,         $
       -----------------  -----     -----------------

               (b) The Holder hereby represents to the Company that (a) neither the Holder nor any of its Affiliates was the buyer or seller in the trades of shares of Common Stock listed

                                      18.

above on which the Conversion Price applicable to this Notice is based and
(b) to the actual knowledge of the Holder, based on no investigation by the Holder, neither any other Holder of Notes nor any Affiliate of any other Holder of Notes was the buyer or seller in the trades of shares of Common Stock listed above on which the Conversion Price applicable to this Notice is based.

               (c) The Holder is submitting with this Notice a print-out from Bloomberg, L.P. which shows the trading data on which Trading Prices shown above are based, unless such print-out was not reasonably available to the Holder, in which case the Holder will use commercially reasonable efforts to furnish such print-out to the Company on or before the date that is at least two Trading Days after this Notice is given.

               (d) The Holder will use commercially reasonable efforts to give oral confirmation to the Company of the authenticity of this Notice by attempting to contact by telephone the person designated from time to time for such purposes by the Company to the Holder at such telephone number as provided by the Company.

          (4) Please issue a certificate or certificates for ______ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

     ____________________________   ____________________________
     Name                              Name


     ____________________________   ____________________________
     Address                           Address

     ____________________________   ____________________________
     SS or Tax ID Number               SS or Tax ID Number

          Delivery Instructions
          for Common Stock:    ____________________________

                               ____________________________

                               ____________________________



If the Person in whose name any shares of Common Stock are to be issued is other than the Holder, pursuant to the Supplemental Indenture, the Company is not required to issue or deliver such shares unless and until the Holder shall have paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance of shares of Common Stock or shall have established to the satisfaction of the Company that such tax has been paid.

               (5) The Holder hereby represents to the Company that the exercise of conversion rights contained herein does not violate the provisions of Article Eight of the Supplemental Indenture relating to beneficial ownership in excess of 4.9% of the Common Stock.


                                       19.

                                       NAME:  ____________________________


Date _________________________         ___________________________________
                                       Signature of Registered Holder
                                       (Must be signed exactly as name
                                           appears in the Note.)

                                 ARTICLE THREE

                                   THE NOTES

          SECTION 3.01. ESTABLISHMENT OF SERIES; AMOUNT. There is hereby established a series of Securities entitled "4% Senior Subordinated Convertible Notes due 2005," which shall be limited in aggregate principal amount to $43,000,000. The Notes shall bear interest at the rate provided in the form of Notes and interest on the Notes shall be payable annually on the Interest Payment Dates specified in the form of Notes to the Persons who are Holders of the Notes at the close of business on the Business Day immediately preceding each Interest Payment Date. The Notes shall not be Original Issue Discount Securities.

          SECTION 3.02. ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST.
(a) If the Company exercises the Stock Payment Option, the issuance of Payment Shares upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Company.

          (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on the Notes if:

          (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the portion of such interest to be paid in Common Stock;

          (ii) the issuance or delivery of Payment Shares or the public resale of such Payment Shares is prohibited or restricted by any governmental authority under any law or regulation;

          (iii) the Payment Shares shall not at the time of issuance have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

          (iv) the Computed Price for the Payment Shares is less than the par value of the Common Stock;

          (v) an Event of Default has occurred and is continuing or a Repurchase Event shall have occurred with respect to which the Holders of the Notes have the right to exercise repurchase rights pursuant to Article Seven of this Supplemental Indenture or with respect to which any Holder of Notes shall have exercised such repurchase rights and the Company


                                       20.

     shall not have paid the Repurchase Price to such Holder; or

          (vi) the Common Stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on Nasdaq.

          (c) The Company shall elect the Stock Payment Option with respect to a particular Interest Payment Date by giving notice of such election to the Holders of the Notes and the Trustee at least ten days in advance of such Interest Payment Date, which notice shall set forth the portion, if less than all, of the interest payable on the Notes on such Interest Payment Date which is to be paid in Payment Shares. If the Stock Payment Option is elected, the Company shall issue and deliver or cause to be delivered to each Holder of Notes one or more certificates for the aggregate number of whole shares of Common Stock determined by dividing the per share Computed Price of the Common Stock on the applicable Interest Payment Date into the total amount of lawful money of the United States of America which such Holder would receive if the aggregate amount of interest on the Note held by such Holder which is being paid in shares of Common Stock were being paid in such lawful money; PROVIDED, HOWEVER, that if in connection with any such election the Company shall have failed to notify the Holders of the Notes and the Trustee at least ten days before the particular Interest Payment Date that the Company has elected to use the Stock Payment Option with respect to such Interest Payment Date as required hereby or to deliver the appropriate number of shares of Common Stock to the Holder within three Trading Days after the applicable Interest Payment Date, then the Company shall not be entitled to use the Stock Payment Option in respect of such Interest Payment Date, such cash interest shall be immediately due and payable and the Company shall pay the interest for such Interest Payment Date in cash with Default Interest, at the rate provided in the Notes, from such Interest Payment Date until paid. No fractional shares will be issued in payment of interest on the Notes. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in lieu of issuance of such fractional share.

          (d) If the Company exercises the Stock Payment Option with respect to a payment of interest on the Notes, the Company shall give to each Holder of Notes and the Trustee, on or prior to the date on which Payment Shares for such payment of interest on the Notes are to be received by such Holder, a Company Certificate setting forth (i) the total amount of the interest payment to which such Holder is entitled, (ii) the portion of the interest payment being made in Payment Shares, (iii) the number of Payment Shares allocable to such payment, as calculated pursuant to this Section 3.02, (iv) the amount of any rounding adjustment to such number or any payment necessary to be made pursuant to Section 3.02(c), and (v) a statement that none of the conditions set forth in Section 3.02(b) has occurred and is existing. The certificates for the Payment Shares shall be duly issued in the name of each Holder of Notes or its nominee, representing the Payment Shares. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Payment Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this Section 3.02 in the absence of manifest error. In addition, on or before the Interest Payment Date, the Company shall cause the transfer agent for the Common Stock to prepare the certificates representing the Payment Shares in the name of each Holder before being so delivered by the Company on the due date for delivery thereof to the Holders of the Notes.

          (e) The Payment Shares, when issued pursuant to and in compliance with this


                                       21.

Section 3.02, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof has been in all respects authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on the Notes to which such Payment Shares relate.

                                 ARTICLE FOUR

                                   REMEDIES

          SECTION 4.01. EVENTS OF DEFAULT. "Event of Default," whenever used in the Original Indenture or this Supplemental Indenture with respect to the Notes, means any of the following events if such event occurs on or prior to February 1, 2000:

          (1) default in the payment of any interest upon any Note when it becomes due and payable and continuance of such default for a period of 15 days; or

          (2) any representation or warranty of the Company made in the Note Purchase Agreements, the Notes, the Original Indenture or this Supplemental Indenture or in any agreement, statement or certificate given in writing pursuant thereto or hereto or in connection therewith or herewith shall have been false or misleading in any material respect when made; or

          (3) default in the performance, or breach, of any covenant or warranty of the Company in Article Eight of this Supplemental Indenture, which, in the case of the Company's failure to deliver shares of Common Stock upon conversion of any Note as and when required by Section 8.03(d) shall mean a failure to deliver such shares within seven days after a Conversion Date, or default in the performance, or breach, of any covenant or warranty of the Company or the Conversion Agent contained in the Conversion Agent Agreement; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in Section 901, 902, 1003 or 1005 of the Original Indenture or Section 3.01, Article Five, or Section 6.01 of the Supplemental Indenture, and the continuance of such default or breach for a period of ten days after there has been given, by telephone line facsimile transmission or registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) default in the performance, or breach, of any covenant or warranty of the Company in the Original Indenture or this Supplemental Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in the Original Indenture solely for the benefit of a series of Securities other than the Notes), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or


                                       22.

          (6) any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $1,000,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of thirty consecutive days; or

          (7) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of $1,500,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or be required to be prepaid or redeemed, other than by a regularly scheduled or required payment, prior to the stated maturity thereof; or

          (8) the Common Stock shall cease to be listed on any of Nasdaq, the NYSE or the AMEX; or

          (9) any Event of Default specified in Section 501(2), 501(5) or 501(6) of the Original Indenture.

The Events of Default provided in Sections 501(1) and 501(4) of the Original Indenture shall be superseded with respect to the Notes by the Events of Default provided in Sections 4.01(1), 4.01(4) and 4.01(5) of this Supplemental Indenture with regard to any events which occur on or prior to February 1, 2000. "Event of Default," whenever used in the Original Indenture or this Supplemental Indenture with respect to the Notes for any occurrence after February 1, 2000 shall mean the Events of Default specified in Section 501(1), 501(2), 501(5), and 501(6) of the Original Indenture.

          SECTION 4.02. AMOUNTS PAYABLE. In addition to any amount which may become due and payable with respect to the Notes upon declaration that the principal amount of the Notes shall be due and payable as provided in
Section 502 of the Original Indenture, in the case of any Event of Default which occurs on or prior to February 1, 2000, there shall also be due and payable to the Holder of each Note as and when such principal amount is due and payable an amount equal to the product obtained by multiplying (1) the outstanding principal amount of such Note TIMES (2) the Acceleration Premium.


                                 ARTICLE FIVE

                                   COVENANTS

          SECTION 5.01. TRANSACTIONS WITH AFFILIATES. On or prior to February 1, 2000, the Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Company (other than a wholly owned Subsidiary), except on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors of the Company.


                                       23.

          SECTION 5.02. RESERVED AND AUTHORIZED SHARES. The Company covenants that, during the period the conversion rights are exercisable, the Company will reserve from its authorized and unissued Common Stock 3,854,763 shares (such amount to be subject to equitable adjustment from time to time as provided in Section 9.15(b) of this Supplemental Indenture). The Company shall, from time to time, authorize and reserve additional shares of Common Stock to be issuable pursuant to the terms of the Notes as shall be necessary to ensure that an adequate number of shares of Common Stock are at all times authorized and reserved for issuance upon full conversion of the Notes in accordance with the terms hereof and thereof.

          SECTION 5.03. TENDER OFFERS. The Company will not itself, and will not permit any Subsidiary on or prior to February 1, 2000 to (1) make any Tender Offer for outstanding shares of Common Stock unless the Company contemporaneously therewith makes an offer or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any Person other than the Company or any Subsidiary unless such Person agrees with the Company to make an offer, in either such case, to the Holders of the Notes to purchase the same percentage of the outstanding principal amount of the Notes held by each Holder of the Notes as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer, at a price equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase of such Notes pursuant to such Tender Offer, be issuable on conversion in accordance with Article Eight of this Supplemental Indenture of the portion (which may be all) of such Notes to be purchased pursuant to such Tender Offer and any accrued and unpaid interest thereon and any accrued and unpaid Default Interest if a Conversion Notice were given by such Holder on the date of purchase of Common Stock pursuant to such Tender Offer (determined without regard to any limitation on beneficial ownership contained in Section 8.01 of this Supplemental Indenture and without regard to whether such Notes are, by their terms, convertible at such time) TIMES (y) the highest price per share of Common Stock paid or payable pursuant to such Tender Offer.

          SECTION 5.04. LIMITATION ON INDEBTEDNESS. At any time on or prior to February 1, 1999, the Company shall not itself, and shall not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness unless (i) such Indebtedness is Permitted Indebtedness and
(2) immediately after incurring such Indebtedness no Event of Default or Repurchase Event shall be continuing.

          SECTION 5.05. CERTAIN PAYMENTS. Any amount due to any Holder shall be made by wire transfer of immediately available funds to such account in the United States of America as shall have been designated by such Holder for such purpose at least five Business Days prior to the date such amount is paid by the Company. If any Holder shall not have so designated such an account, any payment due to such Holder shall be paid to such Holder by check payable to the order of such Holder, which shall be mailed to such Holder at such Holder's address as it appears on the Security Register for the Notes.

          SECTION 5.06. LIMITATION ON CERTAIN REPURCHASES. The Company shall not, and shall not permit any Subsidiary to, repurchase or otherwise re-acquire any Notes (other than pursuant to Section 6.01, 6.05 or 6.07 or Article Seven) or offer any consideration for any amendment or waiver of the terms of the Notes or the Indenture unless such repurchase or other re-


                                       24.

acquisition is pursuant to a cash offer on the same terms to all Holders or such consideration is offered to all Holders.

                                  ARTICLE SIX

                                  REDEMPTION

          SECTION 6.01. LIMITATION ON SHARES ISSUABLE ON CONVERSION; MANDATORY REDEMPTION. (a) Notwithstanding any other provision in the Original Indenture, this Supplemental Indenture or the Notes, if, notwithstanding the determination by Nasdaq that the Notes and the shares of Common Stock are not subject to Rule 4460(i) of the Nasdaq, it is determined by the Nasdaq after the issuance of the Notes that Rule 4460(i) is applicable thereto, then, unless Stockholder Approval shall have been obtained from the stockholders of the Company or waived by the Nasdaq (or such other stock exchange on which the Common Stock is listed), the Company shall not be required to issue upon conversion of any Note an aggregate number of shares of Common Stock in excess of the portion of the Maximum Share Amount allocated to such Note less the number of shares of Common Stock issued pursuant to Section 3.02 from time to time in payment of interest on such Note or any Predecessor Security of such Note. The Company shall maintain records which show the number of shares of Common Stock issued by the Company upon conversion from time to time of the Notes and issued by the Company pursuant to Section 3.02 in payment of interest on each Note, which records shall be controlling in the absence of manifest error. Upon original issuance of each Note, the Company shall place a notation thereon of the portion (expressed in shares of Common Stock) of the Maximum Share Amount allocated to such Note, which shall be determined based on the ratio of the original principal amount of such Note to the total authorized principal amount of the Notes. Upon surrender of a Note for transfer or re-registration thereof (or, at the option of the Holder of such Note, for conversion pursuant to Article Eight of this Supplemental Indenture of less than all of such Note), the Company shall make a notation on the new Note issued upon such transfer or re-registration or evidencing such unconverted portion of such Note, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the Note evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Company pursuant to Section 3.02 in payment of interest on such Note and not previously reflected on such Note, as shown on the records maintained by the Company). If a Note is surrendered for split-up into two or more Notes representing an aggregate principal amount equal to the principal amount of such Note at the time so surrendered (as reduced by any contemporaneous conversion of such Note), each Note issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to such Note at the time so surrendered. If any Note is converted in full, repurchased or redeemed, all of the portion of the Maximum Share Amount allocated to such Note which remains unissued after such conversion, repurchase or redemption shall be re-allocated to the Notes outstanding at the close of business on the date of such conversion, repurchase or redemption of the Note so converted, repurchased or redeemed pro rata based on the principal amounts outstanding at the close of business on such date.

          (b) (1) If on or prior to February 1, 2000 an Inconvertibility Day occurs and by reason thereof the Company may be required to redeem any Notes pursuant hereto, then the Company shall promptly, but in no event later than three Business Days after each such occurrence,


                                       25.

give an Inconvertibility Notice to each Holder of Notes (by telephone line facsimile transmission at such number as such Holder has specified in writing to the Company for such purposes or, if such Holder shall not have specified any such number, by overnight courier at such Holder's address as the same appears on the Security Register for the Notes) and to the Trustee and such Holder may at any time after such occurrence give an Inconvertibility Notice to the Company and to the Trustee. If the Company shall have given or been required to give any Inconvertibility Notice, or if a Holder of Notes shall have given any Inconvertibility Notice, with respect to such occurrence, then within the applicable Redemption Election Period the Holder or Holders of Notes who have been given or who have given such Notice shall have the right by a Redemption Election given to the Company on or before February 1, 2000 (which may be contained in the Inconvertibility Notice given by such Holder) to direct the Company to redeem the portion of each such Note (which, if applicable, shall be all of each such Note) as shall not, on the Business Day prior to the applicable Share Limitation Redemption Date, be convertible into shares of Common Stock by reason of an Inconvertibility Day on the applicable Share Limitation Redemption Date, at a price equal to the Share Limitation Redemption Price; PROVIDED, HOWEVER, that if at the time any Holder Redemption Election is given (x) no Event of Default shall have occurred and be continuing and no Repurchase Event shall have occurred with respect to which any Holder shall have the right to require repurchase of any Note pursuant to Article Seven of this Supplemental Indenture or with respect to which any Holder shall have exercised such right and the Company shall not have paid the Repurchase Price, (y) the Company is in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Note Purchase Agreements, the Original Indenture, this Supplemental Indenture, the Conversion Agent Agreement and the Notes), and (z) the Company (i) has and maintains Net Cash and Cash Equivalent Balances at least equal to two and one-half times the Company's Quarterly Cash Requirements or (ii) the Company deposits with the Trustee from time to time, for the pro rata benefit of the Holders of Notes which have Inconvertible Portions, cash in an amount which is at all times at least equal to 250% of the aggregate Inconvertible Portion of all outstanding Notes, then the Company shall not be required to redeem any Inconvertible Portion of any Note for a period of up to 60 days after such Holder Redemption Election is given in order that the Company may seek the Stockholder Approval. If the Company determines to suspend its obligation to redeem the Inconvertible Portion of Notes in accordance with the proviso to the immediately preceding sentence, the Company shall so notify the Holders and the Trustee and shall promptly prepare proxy materials for, and call and hold, a meeting of stockholders to seek the Stockholder Approval. If (x) such meeting is not held within such 60-day period or (y) a vote shall be taken at such meeting and the Stockholder Approval shall not have been obtained, then in either such case upon such occurrence the Company shall thereafter once again be required to redeem Notes in accordance with this
Section 6.01. If the Company determines to suspend its obligation to redeem the Inconvertible Portion of Notes in accordance herewith, then thereafter the Company shall not be entitled to exercise its right to do so on any other occasion.

          (2) An Inconvertibility Notice or a Redemption Election given by a Holder of Notes shall be deemed for all purposes to be in proper form unless the Company notifies such Holder in writing within three Business Days after such Inconvertibility Notice or Redemption Election has been given (which notice shall specify all defects in such Inconvertibility Notice or Redemption Election), and any Inconvertibility Notice or Redemption Election containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. Whether or not a Holder of Notes has given any such undertaking, no such claim of error shall limit or delay performance of the Company's obligation to redeem the full amount of the Inconvertible Portion of a Note as to which a Redemption Election has been given and which is


                                       26.

not in dispute.

          (c) Notwithstanding the giving of any Inconvertibility Notice by the Company to a Holder of Notes or the giving or the absence of any Inconvertibility Notice or Redemption Election by any Holder of Notes or any redemption of an Inconvertible Portion of any Notes pursuant to Section 6.01(b) of this Supplemental Indenture, thereafter the provisions of Section 6.01(b) of this Supplemental Indenture shall continue to be applicable to any such inconvertibility which occurs on or prior to February 1, 2000, unless, prior to a particular Inconvertibility Day, the Stockholder Approval shall have been obtained or waived by the Nasdaq (or such other stock exchange on which the Common Stock is listed).

          (d) On each Share Limitation Redemption Date, the Company shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to or upon the order of a Holder entitled thereto as specified by such Holder in writing to the Company at least one Business Day prior to such Share Limitation Redemption Date. If the Company is required to redeem any Inconvertible Portion of a Note pursuant to this
Section 6.01, the Company shall make payment to the Holder of such Note of an amount equal to the Share Limitation Redemption Price. Upon redemption of less than all of a Note, promptly, but in no event later than three Business Days after surrender of such Note to the Company, the Company shall issue a replacement Note of like tenor having a principal amount equal to the principal amount of such Note remaining after such redemption.

          (e) If the Company shall have failed to pay in full the Share Limitation Redemption Price for any portion (which, if applicable, may be all) of any Inconvertible Portion of a Note when the same is due and payable to the Holder of such Note by reason of an Inconvertibility Day which occurs on or prior to February 1, 2000 and the Stockholder Approval shall not have been obtained, without in any way relieving the Company of its obligation to pay such amount in accordance with Sections 6.01(b) and 6.01(d), upon the written request of the Majority Holders, the Company shall use its best efforts to obtain a waiver from Nasdaq (or such other stock exchange on which the Common Stock is listed) of the requirement for Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Notes.
 If such a waiver, in form reasonably satisfactory to the Majority Holders, is not obtained within 15 days after the Company's receipt of such request from the Majority Holders, the Company promptly shall call a special meeting of its stockholders, to be held not later than 60 days after the expiration of the foregoing 15-day period, to seek the Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Notes in accordance with Section 8.01 of this Supplemental Indenture.

            SECTION 6.02.  FORM OF COMPANY INCONVERTIBILITY NOTICE.

                        COMPANY INCONVERTIBILITY NOTICE
                4% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2005

TO:________________________________
    (Name of Holder)

          (1) Pursuant to the terms of the 4% Senior Subordinated Convertible Note due 2005 (the "Note"), Cygnus, Inc., a Delaware corporation (the "Company"), hereby notifies the


                                       27.

above-named Holder that on _____________ (fill in date) an Inconvertibility Day occurred and on such date $_______ (fill in amount) of principal of the Note and the related interest, if any, became inconvertible by reason of the occurrence of such Inconvertibility Day.

          (2) The Inconvertibility Day referred to in this Notice relates to (check (a) or (b)):

      1   (a)  The Maximum Share Amount as described in clause (x) of the definition of Inconvertibility Day

      2   (b)  A lack of sufficient reserved shares of Common Stock as described in clause (y) of the definition of Inconvertibility Day.

          (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Supplemental Indenture and the Original Indenture.

Date _______________                   CYGNUS, INC.


                                       By _________________________________


cc: State Street Bank and Trust Company of California, N.A., as Trustee
     725 South Figueroa Street, Suite 3100
     Los Angeles, CA 90017

     Attention: Mr. Scott Emmons

          SECTION 6.03.  FORM OF HOLDER INCONVERTIBILITY NOTICE.


                            HOLDER INCONVERTIBILITY NOTICE
                   4% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2005

TO:  CYGNUS, INC.

          (1) Pursuant to the terms of the 4% Senior Subordinated Convertible Note due 2005 (the "Note"), the undersigned (the "Holder"), hereby notifies Cygnus, Inc., a Delaware corporation (the "Company"), that on ________________ (fill in date) an Inconvertibility Day occurred and on such date $___________ (fill in amount) of principal of the Note and the related interest, if any, became inconvertible by reason of the occurrence of such Inconvertibility Day.

     (2) The Inconvertibility Day referred to in this Notice relates to (check (a) or (b)):

     3    (a)  The Maximum Share Amount as described in clause (x) of the definition of

                                      28.

               Inconvertibility Day.

     4    (b)  A lack of sufficient reserved shares of Common Stock as described in clause (y) of the definition of Inconvertibility Day.

          (3) If the following date and amounts are completed in this Notice, the Holder hereby directs the Company to redeem the principal amount set forth below (and the related interest) in accordance with Section 6.01 of the Supplemental Indenture:

          (a) Principal amount of Note to be redeemed: $______________ (fill in)

          (b) On _______________ (fill in Share Limitation Redemption Date), the Company shall pay the Holder the Share Limitation Redemption Price of the portion (which, if applicable, may be all) of the Note to be redeemed of $______________ . The Share Limitation Redemption Price is equal to the sum of (1) the product obtained by multiplying (A) $____________
     (fill in amount to be redeemed) of principal TIMES (B) 110% PLUS
     (2) $_________________ of accrued and unpaid interest on such principal amount to such Redemption Date PLUS (3) $_______________ of accrued and unpaid Default Interest (if any) to such Share Limitation Redemption Date.


          (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.


Date______________                     NAME OF HOLDER:


                                       _______________________________________




                                       By_____________________________________
                                         Title:


cc: State Street Bank and Trust Company of California, N.A., as Trustee
     725 South Figueroa Street, Suite 3100
     Los Angeles, CA 90017

     Attention: Mr. Scott Emmons

          SECTION 6.04.  FORM OF REDEMPTION ELECTION.


                              HOLDER REDEMPTION ELECTION
                   4% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2005


                                      29.

TO:  CYGNUS, INC.

          (1)  Pursuant to the terms of the 4% Senior Subordinated
Convertible Note due 2005 (the "Note"), the undersigned (the "Holder") hereby notifies CYGNUS, Inc., a Delaware corporation (the "Company"), that the Holder is exercising its right to require the Company to redeem a portion (which, if applicable, may be all) of the Note as set forth below in accordance with Section 6.01 of the Supplemental Indenture. On __________________ (fill in Share Limitation Redemption Date), the Company shall pay the Holder the Share Limitation Redemption Price of $_______________. The Share Limitation Redemption Price is equal to the sum of (1) the product obtained by multiplying (A) $_______________________ (fill in amount to be redeemed) of principal TIMES (B) 110% PLUS (2) $_______________ of accrued and unpaid interest on such principal amount to such Share Limitation Redemption Date PLUS (3) $_______________ of accrued and unpaid Default Interest (if any) to such Share Limitation Redemption Date.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.


Date:____________________NAME OF HOLDER:


                                       __________________________________



                                       By________________________________



cc: State Street Bank and Trust Company of California, N.A., as Trustee
     725 South Figueroa Street, Suite 3100
     Los Angeles, CA 90017

     Attention: Mr. Scott Emmons

          SECTION 6.05. REDEMPTION BASED ON TRADING ABOVE MAXIMUM CONVERSION PRICE.

          (a)  At any time on or after February 1, 1999, so long as

               (x) for a period of 20 consecutive Trading Days, the Market Price of the Common Stock on each such Trading Day shall have been at least equal to 150% of the Maximum Conversion Price in effect on such Trading Day; and


                                      30.

               (y) on the date the Redemption Notice is given as provided herein, no Event of Default shall have occurred and be continuing, on the Redemption Date no Inconvertibility Day shall have occurred since the date the Redemption Notice was given and on the Redemption Date no Repurchase Event shall have occurred with respect to which any Holder shall have the right to require repurchase of any Note pursuant to Article Seven of this Supplemental Indenture or with respect to which any Holder shall have exercised such right and the Company shall not have paid the Repurchase Price;

then the Company shall have the right on one occasion only, at its election, to redeem all or any part of the Notes (other than the Inconvertible Portion of Notes as to which a Holder Redemption Election has been given and which are thereby required to be redeemed pursuant to Section 6.01 and other than Notes or the portion thereof as to which a Holder Notice has been given in accordance with Article Seven of this Supplemental Indenture) pursuant to this Section 6.05 at the Redemption Price. In order to exercise its right of redemption under this Section 6.05, the Company shall, not later than ten Trading Days after the last Trading Day in the 20-day period giving rise to the Company's right to redeem the Notes hereunder, give a Redemption Notice to each Holder not less than 25 days or more than 35 days prior to the Redemption Date. On the Redemption Date, the Company shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account within the United States of America as shall be specified for such purpose by each Holder an amount equal to the Redemption Price of the Notes to be redeemed from such Holder on the Redemption Date.

          (b) Notwithstanding the giving of a Redemption Notice, each Holder shall be entitled to convert in accordance with the terms of such Holder's Notes all or any portion thereof by giving a Conversion Notice at any time prior to (1) the Redemption Date or (2) if the Company fails to pay the Redemption Price of such Notes on the applicable Redemption Date, the date on which the Company pays the Redemption Price of such Notes.


          SECTION 6.06.  FORM OF REDEMPTION NOTICE


                               REDEMPTION NOTICE
                 4% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2005

To:_______________________
    (Name of Holder)


          (1) Pursuant to the terms of the 4% Senior Subordinated Convertible Note due 2005 (the "Note"), Cygnus, Inc., a Delaware corporation (the "Company"), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Notes in accordance with Section 6.05 of the Supplemental Indenture.

          (2) The aggregate principal amount of Notes to be redeemed from the Holder is $_____________.

          (3) The Redemption Price of the Notes to be redeemed from the Holder is $___________ (less the Redemption Price of any portion thereof which is converted by the Holder


                                      31.

prior to the Redemption Date).

          (4)  The Redemption Date is _______________.


Date:___________________               CYGNUS, INC.


                                       By:_______________________________
                                          Title:


cc: State Street Bank and Trust Company of California, N.A., as Trustee
     725 South Figueroa Street, Suite 3100
     Los Angeles, CA 90017

     Attention: Mr. Scott Emmons


          SECTION 6.07.  REDEMPTION BASED ON MINIMUM CONVERSION PRICE.

          (a) At any time on or after February 1, 1999 (as such date may be extended pursuant to Section 8.04 of this Supplemental Indenture), if the Conversion Price in effect on any date is less than $12.50 (subject to adjustment as provided in Section 9.15(a) of this Supplemental Indenture), then so long as:

               (x) on the date the Minimum Conversion Price Redemption Notice is given as provided herein and on the Minimum Conversion Price Redemption Date, no Event of Default has occurred and is continuing and no Repurchase Event shall have occurred with respect to which any Holder shall have the right to require repurchase of any Note pursuant to Article Seven of this Supplemental Indenture or with respect to which any Holder shall have exercised such right and the Company shall not have paid the Repurchase Price;

               (y) on the Minimum Conversion Price Redemption Date, the Company shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Note Purchase Agreements, the Original Indenture, this Supplemental Indenture, the Conversion Agent Agreement and the Notes); and

               (z) on the date the Company gives a Minimum Conversion Price Redemption Notice, the Company has cash resources available for payment of the Minimum Conversion Price Redemption Price of all Notes to be redeemed;

the Company shall have the right to redeem at any time all, or from time to time any part, of the Notes (other than the Inconvertible Portion of Notes as to which a Holder Redemption Election has been given which are required to be redeemed pursuant to Section 6.01 and other than Notes or the portion thereof as to which a Holder Notice has been given in accordance with Article Seven of this Supplemental Indenture) pursuant to this Section 6.07 at the Minimum Conversion Price Redemption Price. In order to exercise its right of redemption under this Section 6.07, the


                                      32.

Company shall, within five Trading Days after the date on which the Conversion Price entitled the Company to exercise redemption rights under this Section 6.07, give a Minimum Conversion Price Redemption Notice. On the Minimum Conversion Price Redemption Date, the Company shall pay, to or upon the order of each Holder, by wire transfer of immediately available funds to such account within the United States of America as shall be specified for such purpose by such Holder, an amount equal to the Minimum Conversion Price Redemption Price of the Notes held by such Holder on the Minimum Conversion Price Redemption Date.

          (b) Notwithstanding the giving of a Minimum Conversion Price Redemption Notice, each Holder shall be entitled to convert in accordance with the terms of such Holder's Notes all or any portion thereof not in excess of the Redemption-Free Conversion Amount thereof by giving a Conversion Notice at any time prior to (1) the close of business on the Trading Day prior to the Minimum Conversion Price Redemption Date or (2) if the Company fails to pay the Minimum Conversion Price Redemption Price on the Minimum Conversion Price Redemption Date, the date on which the Company pays the Minimum Conversion Price Redemption Price.

          (c) If at any time the Company shall have become entitled to exercise its right to redeem the Notes pursuant to this Section 6.07 and the Company shall not exercise such right in accordance herewith, then thereafter the Company shall not be entitled to exercise its right to redeem the Notes pursuant to this Section 6.07 unless the requirements of Section 6.07(a) shall be satisfied on a date which is more than 90 days after the date the Company became so entitled to exercise its right to redeem the Notes pursuant to this Section 6.07.

          SECTION 6.08.  FORM OF MINIMUM CONVERSION PRICE REDEMPTION NOTICE.


                    MINIMUM CONVERSION PRICE REDEMPTION NOTICE
                4% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2005


To:_______________________
    (Name of Holder)


          (1) Pursuant to the terms of the 4% Senior Subordinated Convertible Note due 2005 (the "Note"), Cygnus, Inc., a Delaware corporation (the "Company"), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Notes in accordance with Section 6.07 of the Supplemental Indenture.

          (2) The aggregate principal amount of Notes to be redeemed from the Holder is $_____________.

          (3) The Minimum Conversion Price Redemption Price of the Notes to be redeemed from the Holder is $___________ (less the Minimum Conversion Price Redemption Price of any portion thereof which is converted by the Holder prior to the Minimum Conversion Price Redemption Date).


                                      33.

          (4)  The Minimum Conversion Price Redemption Date is
_______________.


Date:                                  CYGNUS, INC.


                                       By: ________________________________
                                           Title:

cc: State Street Bank and Trust Company of California, N.A., as Trustee
     725 South Figueroa Street, Suite 3100
     Los Angeles, CA 90017

     Attention: Mr. Scott Emmons


          SECTION 6.09. OTHER REDEMPTION OR PREPAYMENT; ABSENCE OF SINKING FUND. Except as expressly provided in this Article Six, the Notes shall not be subject to redemption or repayment at the option of the Company prior to February 1, 2000. The Notes shall not be entitled to the benefit of any sinking fund for retirement of the Notes. At any time on or after February 1, 2000, the Company shall have the right to redeem the Notes in whole at any time, or in part from time to time, on three Business Days' notice to the Holders, at a redemption price equal to the outstanding principal amount of the Notes being redeemed plus accrued interest to the redemption date.

          SECTION 6.10. ORIGINAL INDENTURE. The provisions of this Supplemental Indenture regarding redemption of Notes shall supersede the provisions of Sections 1101, 1102 and 1104 of the Original Indenture.


                                ARTICLE SEVEN

                       REPURCHASE UPON A REPURCHASE EVENT

          SECTION 7.01. REPURCHASE RIGHT. If on or prior to February 1, 2000 there shall occur a Repurchase Event, then each Holder of Notes shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Notes, or any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of such Note)), on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. Each Holder of Notes shall have the right to require the Company to repurchase such Holder's Notes if a Repurchase Event occurs at any time while any portion of the principal amount of such Notes is outstanding and prior to February 1, 2000 at a price equal to the Repurchase Price.

          SECTION 7.02. NOTICES; METHOD OF EXERCISING REPURCHASE RIGHTS, ETC. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event in respect of which any Holder is entitled to repurchase rights hereunder, the Company shall give to each Holder of Notes a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth


                                      34.

herein arising as a result thereof.  Such Company Notice shall set forth:

          (i)  the date by which the repurchase right must be exercised, and

         (ii) a description of the procedure (set forth below) which the Holder must follow to exercise such Holder's repurchase rights.

No failure of the Company to give a Company Notice or defect therein shall limit the right of any Holder of Notes to exercise their repurchase rights or affect the validity of the proceedings for the repurchase of any Note or portion thereof.

          (b) To exercise the repurchase right, a Holder of Notes shall deliver to the Company on or before the thirtieth day after the Company Notice (or if no such Company Notice has been given, within forty days after such Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of such Holder's Notes to be repurchased, and (ii) such Holder's Note, duly endorsed for transfer to the Company of the portion of the principal amount thereof to be repurchased.
 A Holder Notice may be revoked by the Holder who gave such Holder Notice at any time prior to the time the Company pays the applicable Repurchase Price to such Holder.

          SECTION 7.03. OTHER. (a) If the Company fails to pay the applicable Repurchase Price to a Holder of Notes entitled thereto on the applicable repurchase date for any Note (or portion hereof) as to which the repurchase right has been properly exercised pursuant to this Article Seven, then the Repurchase Price for the portion (which, if applicable, may be all) of this Note which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable repurchase date until paid in full at the Default Rate.

          (b) If a portion of any Note is to be repurchased, upon surrender of such Note to the Company in accordance with the terms of this Article Seven, the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, in such denomination or denominations as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note or Notes so surrendered.

          (c) The Company shall notify a Holder of Notes of any claim by the Company of manifest error in a Holder Notice given by such Holder within five Business Days after such Holder gives such notice and no such claim of error shall limit or delay performance of the Company's obligation to repurchase such portion of such Holder's Notes which is not in dispute and (ii) such notice shall be deemed for all purposes to be in proper form unless the Company notifies such Holder within five Business Days after such notice has been given (which notice from the Company shall specify all defects in such notice) and any Holder Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects.


          SECTION 7.04.  FORM OF COMPANY NOTICE.

                                COMPANY NOTICE


                                      35.

                4% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2005

TO:_____________________
   (Name of Holder)


          (1)  A Repurchase Event described in clause
_________________________ of the definition of such term for purposes of the 4% Senior Subordinated Convertible Note due 2005 (the "Note") of Cygnus, Inc., a Delaware corporation (the "Company"), occurred on ________________ , _____. As a result of such Repurchase Event, the above-named Holder (the "Holder") is entitled to exercise its repurchase rights pursuant to Article Seven of the Supplemental Indenture.

          (2) The Holder's repurchase right must be exercised on or before ______________, ____.

          (3)  On or before the date set forth in the preceding paragraph
(2), the Holder must:

               (a) deliver to the Company a Holder Notice, in the form set forth in Section 7.05 of the Supplemental Indenture; and

               (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

          (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.


Date _________________________         CYGNUS, INC.



                                       By________________________________
                                         Title:



cc: State Street Bank and Trust Company of California, N.A., as Trustee
     725 South Figueroa Street, Suite 3100
     Los Angeles, CA 90017

     Attention: Mr. Scott Emmons


                                      36.

          SECTION 7.05.  FORM OF HOLDER NOTICE.


                                HOLDER NOTICE
               4% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2005

TO:  CYGNUS, INC.

          (1) Pursuant to the terms of the 4% Senior Subordinated Convertible Note due 2005 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Article Seven of the Supplemental Indenture of $_______________ of the Note, equal to the sum of $______________ principal amount of the Note, $________________ of accrued and unpaid interest on such principal amount and $__________________ of Default Interest on such interest at the Repurchase Price provided in the Supplemental Indenture.

          (2) This Notice is being given in respect of a Repurchase Event described in clause ________ of the definition of such term.

          (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.


Date:_____________________________     NAME OF HOLDER:

                                      ___________________________________


                                       By________________________________
                                          Signature of Registered Holder
                                          (Must be signed exactly as name
                                                appears in the Note.)

cc: State Street Bank and Trust Company of California, N.A., as Trustee
     725 South Figueroa Street, Suite 3100
     Los Angeles, CA 90017

     Attention: Mr. Scott Emmons



                                      37.

                                 ARTICLE EIGHT

                                   CONVERSION

          SECTION 8.01. CONVERSION RIGHT. Each Holder of Notes shall have the right (x) in the case of any Tranche 1 Note, from and after the Issuance Date and then at any time on or prior to the date such Note is paid in full, and (y) in the case of any Tranche 2 Note, from and after the date which is 121 days after the Issuance Date and then at any date on or prior to the date such Note is paid in full, in each such case to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of such Note, at least equal to $25,000 or such lesser amount as shall remain unpaid at the time of the conversion or may be permitted from time to time by the Company in its discretion, and accrued and unpaid interest on the principal amount to be converted and on any such interest, into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the date the applicable Conversion Notice is given in accordance with this Supplemental Indenture and such Note. Notwithstanding any other provision of the Original Indenture, this Supplemental Indenture or the Notes, in no event shall a Holder of Notes be entitled at any time to convert any portion of the principal amount of such Holder's Notes (and accrued and unpaid interest thereon and Default Interest on any such interest) in excess of that portion of the principal amount of such Holder's Notes (and accrued and unpaid interest thereon and Default Interest, on any such interest, if any) upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder (including shares of Common Stock beneficially owned by all Aggregated Persons of such Holder) (other than shares of Common Stock deemed beneficially owned by such Holder or any Aggregated Person of such Holder through the ownership of (x) the unconverted portion of the principal amount of any Notes and accrued and unpaid interest thereon and Default Interest on any such interest and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon conversion of the portion of the principal amount of such Notes and accrued and unpaid interest thereon and Default Interest on any such interest with respect to which the determination in this sentence is being made, would result in beneficial ownership by such Holder and all Aggregated Persons of such Holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. For purposes of the second preceding sentence, the Company and the Trustee shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a Holder of Notes to the Company in connection with a particular conversion, without any obligation on the part of the Company or the Trustee to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Company or the Trustee with respect thereto. The number of shares of Common Stock to be issued upon each conversion of a Note shall be determined by dividing the sum of (1) that portion of the principal amount of such Note to be converted PLUS (2) accrued and unpaid interest on such principal amount to the date the Conversion Notice for such conversion is given PLUS (3) Default Interest, if any, on the amount referred to in the immediately preceding clause (2) to the date such Conversion Notice is given, by the Conversion Price in effect on the date the Conversion Notice for such conversion is given.

          SECTION 8.02. AUTHORIZATION OF SHARES. The Company represents and warrants that upon issuance of shares of Common Stock on conversion of the Notes, such shares of Common

                                      38.

Stock will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of the Notes shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute or to cause to be executed and issue the necessary certificates for shares of Common Stock upon the conversion of the Notes.

          SECTION 8.03. METHOD OF CONVERSION. (a) The right of a Holder of Notes to convert any Note shall be exercised by delivering (which may be made by telephone line facsimile transmission) to the Conversion Agent at the address or telephone line facsimile transmission number provided in or pursuant to the Conversion Agent Agreement or set forth in the form of Conversion Notice set forth in Section 2.04 of this Supplemental Indenture.
A Holder who has given a Conversion Notice by telephone line facsimile transmission shall also send a copy of such Conversion Notice to the Conversion Agent and the Trustee by overnight courier service as promptly as possible after such Conversion Notice is given; PROVIDED, HOWEVER, that the failure to so send copies of such Conversion Notice shall not affect the validity or Conversion Date of such Conversion Notice. The number of shares of Common Stock to be issued upon each conversion of a Note shall be the number set forth in the applicable Conversion Notice, which number shall be conclusive absent manifest error. The Company shall notify a Holder of Notes of any claim by the Company of manifest error in a Conversion Notice within three Trading Days after such Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder who has given such Conversion Notice by telephone line facsimile transmission within three Trading Days after such Conversion Notice has been given (which notice from the Company shall specify all defects in such Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of any
Note in a name other than that of the Holder of such Note, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder of such Note shall be responsible for the amount of any withholding tax payable in connection with any conversion.

          (b)  If a Holder elects to convert a Note in accordance with
Section 8.01 of this Supplemental Indenture, such Holder shall not be required to physically surrender such Note unless the entire unpaid principal amount of such Note is so converted. The Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Majority Holders and the Company, so as not to require physical surrender of such Notes upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of a Note is converted as aforesaid, in addition to compliance with Section 9.12 of this Supplemental Indenture, the Holder of such Note may not transfer such Note unless such Holder first physically surrenders such Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new note of like tenor, registered as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of

                                      39.

such Note. EACH HOLDER OF ANY NOTE AND ANY ASSIGNEE, BY ACCEPTANCE OF SUCH NOTE, ACKNOWLEDGES AND AGREES THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING CONVERSION OF A PORTION OF SUCH NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF SUCH NOTE REPRESENTED BY SUCH NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF. The Company may by notice to any Holder from time to time require such Holder to surrender such Holder's
Note in exchange for the issuance by the Company of a new Note in a principal amount equal to the outstanding principal amount of such Note and otherwise having terms identical to such Note.

          (c) In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, in any such case which occurs on or prior to February 1, 2000, the Company shall make appropriate provision or cause appropriate provision to be made so that the Holders of the Notes shall have the right thereafter to convert the Notes into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the Persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange and on a basis which preserves the economic benefits of the conversion rights of the Holders of the Notes on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to the Holders of the Notes the right to elect prior to completion of such transaction the securities, cash or other assets into which such Holder's Notes shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and that the effect of failing to exercise the election will be deemed to be an election of the same alternative as that for holders of Common Stock who fail to make an election). The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

          Whenever the Company shall propose to take any of the actions specified in this Section 8.03(c), the Company shall cause a notice to be mailed to the Holders at least 20 days prior to the date on which the books of the Company will close or on which the securityholders entitled to participate in such action is to be determined. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

          So long as this Section 8.03 is applicable, (x) the provisions of this Section 8.03(c) shall supersede and replace Section 801 of the Original Indenture and (y) for the purposes of Section 802 of the Original Indenture the reference therein to Section 801 of the Original Indenture shall be deemed to be a reference to this Section 8.03(c).

                                      40.

          (d) (1) Upon receipt by the Conversion Agent from a Holder of a Conversion Notice meeting the requirements for conversion as provided in
Section 8.01 and this Section 8.03, the Company shall issue and deliver or cause to be issued and delivered to such Holder certificates for the Common Stock issuable upon such conversion by the close of business on the third Trading Day after the date of such receipt, and as of the close of business on the date of receipt of such Conversion Notice such Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on such Note so converted shall be reduced to reflect such conversion, and all rights with respect to the portion of such Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If a Holder shall have given a Conversion Notice in accordance with the terms hereof, the Company's obligation to issue and deliver the certificates for Common Stock upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by such Holder to enforce the same, any waiver or consent with respect to any provision hereof or thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to such Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other person of any obligation to the Company or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with such conversion; PROVIDED, HOWEVER, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an equitable adjustment of the Trading Price as contemplated by the definition thereof shall in no way restrict or delay the right of the Holders of Notes to receive certificates for Common Stock upon conversion of Notes and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holders within two Trading Days after such occurrence.

          (2) Notwithstanding any other provision of the Original Indenture, this Supplemental Indenture or the Conversion Agent Agreement, if an error in a Conversion Notice or the number of shares of Common Stock issued in respect thereof is discovered within ten Business Days after such Conversion Notice is given, which error either (x) is so discovered by the Company and which the Company, in the exercise of due care, had not discovered within three Trading Days after such Conversion Notice was given, or (y) is discovered by the Holder giving such Conversion Notice within such ten Business Day period to have been made in good faith by such Holder, then such Person who discovers such error shall have the right to notify the other such Person of such error within such period of ten Business Days. The following provisions shall apply with respect to errors so identified and with respect to which such notice is given within such ten Business Day period:

          (A) In case the number of shares of Common Stock issued to such Holder in connection with such conversion exceeds the number stated in the applicable Conversion Notice, such Holder shall return such excess shares of Common Stock to the Company promptly after learning that such excess shares have been so issued.

          (B) If the number of shares of Common Stock stated in such Conversion Notice as being issuable upon such conversion is greater than the number of shares of Common

                                      41.

     Stock to which such Holder is entitled on such conversion and such greater number of shares of Common Stock shall have been issued to such Holder, then the records maintained by the Company in accordance with
     Section 8.03(b) hereof as to the amount of such Note owned by such Holder shall be adjusted to reduce the amount thereof shown on such records as owned by such Holder as if such amount of such Note necessary to make such adjustment had been stated in such Conversion Notice as being converted at the Conversion Price applicable to such Conversion Notice.

          (C) If the number of shares of Common Stock stated in such Conversion Notice as being issuable upon such conversion is less than the number of shares of Common Stock to which such Holder is entitled on such conversion then, in lieu of issuing additional shares of Common Stock to correct such error, the records maintained by the Company in accordance with Section 8.03(b) hereof as to the outstanding amount of such Note shall be adjusted to increase the amount thereof shown on such records as owned by such Holder as if such amount of such Note necessary to make such adjustment had not been stated in such Conversion Notice as being converted, such adjustment to be determined based on the Conversion Price applicable to such Conversion Notice.

In order to implement the provisions of the immediately preceding clauses (B) and (C), the records maintained by the Company pursuant to Section 8.03(b) hereof may reflect fractions of the authorized denominations of Notes.

          (3) In the case of any Conversion Notice given by a Holder prior to February 1, 2000, if the Company fails to issue and deliver or cause to be issued and delivered the certificates for the Common Stock to such Holder pursuant to the first sentence of clause (1) of this Section 8.03(d) as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law (1) the Company shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, margin interest, the cost of covering a sale (whether such covering by such Holder or such Holder's securities broker) or the cost of borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder and the reasonable fees and expenses of legal counsel, incurred by such Holder as a result of such failure, in each such case which the Holder reasonably documents, and (2) such Holder may, by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such Holder of the certificates for the shares of Common Stock issuable upon such conversion of such Holder's Note, rescind such conversion, whereupon such Holder shall have the right to convert such Note thereafter in accordance herewith; PROVIDED, HOWEVER, that the Company shall not be liable to such Holder under the preceding clause (1) to the extent the failure of the Company to deliver or cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, act of God or any similar event outside the control of the Company (it being understood that the actions or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). In the case of any Conversion Notice given by a Holder prior to February 1, 2000, such Holder shall notify the Company in

                                      42.

writing (or by telephone conversation, confirmed in writing) as promptly as practicable after becoming aware that shares of Common Stock issued on conversion of such Holder's Note have not been received as provided in this
Section 8.03(d), and, upon becoming aware that shares of Common Stock have not been so received by such Holder, thereafter use commercially reasonable efforts to mitigate any damages or liabilities for which the Company may be held liable to such Holder under this Section 8.03(d).

          (e) No fractional shares of Common Stock shall be issued upon conversion of any Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate amount of Notes converted at one time by the same Holder, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the date the applicable Conversion Notice is given to the Company.

          SECTION 8.04. LIMITATION ON CONVERSIONS. In connection with an offering of shares of Common Stock solely for the account of the Company, which offering is to be underwritten on a firm commitment basis, the Company shall have the right, if required by the managing underwriter or managing underwriters of such offering, to require the Holders to refrain from publicly selling shares of Common Stock acquired upon conversion of Notes during the Lock-up Period. The Company shall exercise such right by giving notice of such exercise to the Holders at any time after the registration statement for such offering has been filed with the SEC and not more than ten or less than five Trading Days prior to the commencement of the Lock-up Period. If the Company shall have so notified the Holders, then the Holders shall not be entitled to sell publicly any shares of Common Stock acquired upon conversion of Notes during the Lock-up Period. The Company shall not be entitled to invoke its rights under this Section 8.04 more than once in any period of 360 consecutive days. If the Company shall have exercised its rights under this Section 8.04, then for each day in the Lock-up Period the date specified in Section 6.07(b) of this Supplemental Indenture after which the Company may exercise redemption rights under Section 6.07 of this Supplemental Indenture shall be extended by one day.

          SECTION 8.05. ORIGINAL INDENTURE. The conversion provision of this Article 8 shall, in respect of any conversion on or before February 1, 2000, supersede Sections 1402, 1403, 1404 and 1409 of the Original Indenture.

                                  ARTICLE NINE

                               SUNDRY PROVISIONS

          SECTION 9.01. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. Except to the extent modified by this Supplemental Indenture, the Company makes and reaffirms as of the date of execution of this Supplemental Indenture all of its representations, warranties, covenants and agreements set forth in the Original Indenture.

          SECTION 9.02. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity of this Supplemental Indenture.

                                      43.

          SECTION 9.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 9.04. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 9.05. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 9.06. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors under the Original Indenture and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under the Original Indenture.

          SECTION 9.07. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 9.08. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 9.09. ENFORCEABLE OBLIGATION. The Company represents and warrants that at the time of the original issuance of each Note it received the full purchase price payable pursuant to the Note Purchase Agreement pursuant to which such Note is being issued in an amount at least equal to the original principal amount of such Note, and that each Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

                                      44.

          SECTION 9.10. CERTAIN AMOUNTS. Whenever pursuant to this Supplemental Indenture or any Note the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) of such Note plus accrued and unpaid interest plus Default Interest on such interest on such Note, the Company agrees with the Trustee for the benefit of each Holder of Notes that the actual damages to a Holder of Notes from the receipt of cash payment on a Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert such Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of such Note at a price in excess of the price paid for such shares pursuant to such Note. The Company hereby agrees with the Trustee for the benefit of each Holder of Notes that such amount of stipulated damages is not plainly disproportionate to the possible loss to a Holder from the receipt of a cash payment without the opportunity to convert such Note into shares of Common Stock.

          SECTION 9.11.  AMENDMENTS.  In addition to the requirements of
Section 902 of the Original Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, change the obligations of the Company to redeem or repurchase Notes pursuant to Section 6.01 or Article Seven of this Supplemental Indenture or reduce the Minimum Conversion Price Redemption Price or the Redemption Price.

          SECTION 9.12.  TRANSFERS OF NOTES.   Unless a Holder shall have
obtained the prior written consent of the Company, such Holder may not sell, assign or otherwise transfer such Holder's Note other than (1) to a Permitted Transferee or (2) in connection with a bona fide pledge to a financial institution.

          SECTION 9.13. REFERENCE TO AND EFFECT ON ORIGINAL INDENTURE. This Supplemental Indenture shall be construed as supplemental to the Original Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Original Indenture. Except as set forth herein, the Original Indenture heretofore executed and delivered is hereby ratified, approved and confirmed. The provisions of this Supplemental Indenture shall for the purposes of this series of Securities supersede the provisions of the Original Indenture heretofore executed and delivered to the extent such Original Indenture heretofore executed and delivered is expressly inconsistent herewith. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

          SECTION 9.14. NOTICES. Notwithstanding Sections 105 and 106 of the Indenture, whenever under the provisions of this Indenture, this Supplemental Indenture or the Notes any notice is required or permitted to be given, such notice shall be in writing (except as otherwise specifically provided in the Indenture or the Notes) and shall be sent by telephone line facsimile transmission to such telephone line facsimile transmission number as shall be set forth below or shall have been provided for purposes hereof by the Person entitled to such notice or, if no such telephone line facsimile transmission number shall have been so provided, may be sent by first class mail (postage prepaid), personal delivery or courier (charges prepaid) addressed as follows:

          If to the Company:

               Cygnus, Inc.

                                      45.

               400 Penobscot Drive
               Redwood City, California 94063-4719

               Attention:  Chief Financial Officer

               Facsimile No.: (650) 369-5318


          If to the Trustee:

               State Street Bank and Trust Company
                 of California, N.A.
               725 South Figueroa Street
               Suite 3100
               Los Angeles, California 90017

               Attention:  Mr. Scott Emmons

               Facsimile No.:  (213) 362-7357

and if to any Holder, at such Holder's telephone line facsimile transmission number or address set forth in the Security Register for the Notes. Any notice so sent by telephone line facsimile transmission, personal delivery or courier shall be effective upon receipt, and any such notice sent by mail shall be effective three Business Days after being deposited with the facilities of the United States Postal Service. The Company or the Trustee may change its telephone line facsimile transmission number or address for purposes of notices under the Original Indenture and hereunder by giving three Business Days' notice to the other, in each case with similar notice to all of the Holders. Any Holder may change its telephone line facsimile transmission or address for purposes of notices under the Original Indenture or hereunder by giving three Business Days' notice to the Trustee. Whenever under the provisions of this Supplemental Indenture a Holder is required or permitted to give any notice to the Company and such provision also calls for giving a copy of such notice to the Trustee, if such Holder gives such notice to the Company but fails to give such notice to the Trustee, such failure shall not affect the validity of such notice.

          SECTION 9.15. CERTAIN ADJUSTMENTS. (a) Whenever in this Supplemental Indenture or in the Notes it is provided that any price of a security shall be adjusted as provided in this Section 9.15(a), then such price shall be equitably adjusted from time to time on terms determined in good faith by the Company's Board of Directors (provided such adjustment is not reasonably objected to by Majority Holders within 10 days after the giving of written notice of such adjustment):

          (i) the Company shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock;

         (ii) the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares

                                      46.

     of Common Stock at a price per share less than price (determined without regard to this Section 9.15(a);

        (iii) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, or the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock;

         (iv) the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this Section 9.15(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this Section 9.15(a) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation);

          (v) the Company or any Subsidiary shall (x) by dividend or otherwise, distribute to all holders of the Common Stock cash in, or (y) repurchase or reacquire shares of the Common Stock for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of the Common Stock made exclusively in cash within the twelve months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any Subsidiary of any shares of Common Stock made within the twelve months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the twelve months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause
     (vi) of this Section 9.15(a) has been made, exceeds 10% of the product of the Market Price (determined without regard to this Section 9.15(a)) on the date of the determination pursuant hereto TIMES the number of shares of Common Stock outstanding on such date; or

          (vi) A Tender Offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of such Tender Offer) of shares of Common Stock to be purchased in such Tender Offer) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the twelve months preceding the expiration of such Tender

                                      47.

     Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made within the twelve months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, and (3) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within twelve months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market price (determined without regard to this proviso) on the date of the determination pursuant hereto TIMES the number of shares of Common Stock outstanding on such day; PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this clause (vi) which would increase such price;

in each such case which occur or with respect to which "ex-" trading of the Common Stock commences on or after the Issuance Date. Any such adjustment shall be effective on the date that any such event occurs or trading of the Common Stock commences. In lieu of any price adjustment pursuant to this
Section 9.15(a), equitable provision similar to that contemplated by Section 8.03(c) hereof may be effected.

          (b) Whenever in this Supplemental Indenture or in the Notes it is provided that any number of any security shall be adjusted as provided in this Section 9.15(b), then such number shall be equitably adjusted from time to time on terms determined in good faith by the Board of Directors for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations and (v) similar events, in each case relating to the Common Stock and which occur on or after the Issuance Date.

          SECTION 9.16. DEFEASANCE. In connection with the exercise by the Company of its rights under Article XIII of the Original Indenture, the amount deposited by the Company with the Trustee to defease the Notes shall, in addition to any amounts required to be so deposited in respect of interest accruing on the Notes, deposit in respect of the principal amount of the Notes an amount at least equal to (i) in the case of cash, 112% of the principal amount of the Notes Outstanding, (ii) in the case of U.S. Government Obligations, U.S. Government Obligations which have a maturity of less than one year at the time of deposit and which have an aggregate principal amount at least equal to 112% of the principal amount of the Notes Outstanding or (iii) any combination of (i) and (ii).

          SECTION 9.17. SUBORDINATION. In addition to the items enumerated in the definition of Senior Debt in Section 101 of the Original Indenture, the term Senior Debt shall include obligations of the Company for deferred compensation of employees of the Company. For the purposes of the Indenture, the indebtedness of the Company to Silicon Valley Bank pursuant to that certain Loan and Security Agreement between the Company and Silicon Valley Bank dated as of June 24, 1996 and that certain Loan and Security Agreement between the Company and Silicon Valley Bank dated as of December 21, 1994 (as such agreements may be amended, restated, supplemented or otherwise modified from time to time) shall be Designated Senior Debt.

                                      48.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       CYGNUS, INC.



                                       By:
                                          _________________________________


                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A.,
                                        AS TRUSTEE



                                       By:
                                          _________________________________

                                      49.

State of       )
               ss.:
County of      )

On the    day of         , 1998, before me personally came               , to
me known, who, being by me duly sworn, did depose and say that she or he
resides at                            , that she or he is              of
CYGNUS, INC., one of the corporations described in and which executed the above instrument; that she or he knows the corporate seal of said corporation; that the seal affixed to said instrument is said seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that she or he signed her or his name thereto by like authority.

(SEAL)

                                       [Notary Signature and Stamp]





State of       )
               ss.:
County of      )

On the    day of         , 1998, before me personally came               , to
me known, who, being by me duly sworn, did depose and say that she or he
resides at                            , that she or he is              of
STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., one of the corporations described in and which executed the above instrument; that she or he knows the corporate seal of said corporation; that the seal affixed to said instrument is said seal of said corporation; that the seal affixed to said instrument is said corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that she or he signed her or his name thereto by like authority.

(SEAL)

                                       [Notary Signature and Stamp]

                                      50.